UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2021, Janus Henderson Group plc (“JHG”) announced that James Lowry has been has appointed to the newly created role of Global Chief Operating Officer. He will join JHG on October 1, 2021, and he will be based in London and report to Richard Weil, Chief Executive Officer of JHG. As part of his new role, Mr. Lowry will oversee Operations, Technology, Data governance and architecture, change management and strategic vendor oversight.  In addition, he will be a member of our Executive Committee.

Mr. Lowry, age 54, has over 25 years of relevant experience and joins JHG from State Street Corporation where he has served as Chief Operating Officer of State Street Alpha, State Street’s front-to-back investment management platform division, since July 2019. Previously, Mr. Lowry served in various roles of increasing responsibility with State Street over the past 10 years, including Interim Head of Analytics for State Street Alpha from June to December 2020, Chief Administrative Officer of Charles River Development from January to June 2019, Head of Global Exchange Innovation & Advisory Solutions from January 2017 to December 2018, Head of Global Exchange EMEA from 2015 to June 2017, Chief Operating Officer, State Street Global Exchange from 2013 to 2014, and Senior Vice President, Investment Manager Services from 2010 to 2012.  Before joining State Street, he spent four years at Fidelity Investments as Senior Vice President, Enterprise Transformation and Senior Vice President, Fidelity Employer Services.  Mr. Lowry began his professional career as a consultant with McKinsey & Company in 1994.  He earned an MBA from Harvard Business School, and he holds a master of science degree in electrical engineering from Northeastern University and a bachelor of science degree in engineering from Duke University.  He has over 15 years of financial industry experience.

At this time, JHG is not aware of any transactions in which Mr. Lowry has a direct or indirect interest that would require disclosure under Item 404(a) of Regulation S-K. Additionally, Mr. Lowry has no family relationships with any director or other executive officer of JHG.

As he will be based in London, Mr. Lowry has signed JHG’s standard employment contract for UK-based employees, which sets forth various terms of employment, including his duties, remuneration and benefits, and other standard terms and conditions applicable to our UK employees generally. In addition to his base salary, Mr. Lowry will be eligible for an annual discretionary bonus, standard health and welfare and pension benefits, and JHG’s standard relocation benefits to assist him and his family in moving from Boston to London. In connection with his appointment, Mr. Lowry also will receive a sign-on grant of restricted stock units valued at US$300,000 under the JHG Deferred Incentive Plan, on the same terms and conditions as apply to other similarly situated JHG executives.

ITEM 7.01	REGULATION FD DISCLOSURE

A copy of the press release announcing the appointment of Mr. Lowry as the Global Chief Operating Officer of JHG is furnished as Exhibit 99.1 to this report.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished pursuant to this item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Janus Henderson Group plc, dated July 22, 2021, announcing James Lowry’s appointment to serve as Global Chief Operating Officer of Janus Henderson Group plc.

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS HENDERSON GROUP PLC

By:	/s/ Roger Thompson
Name:	Roger Thompson
Title:	Chief Financial Officer

Date: July 22, 2021